                                                Filed Pursuant to Rule 424(b)(3)
                                                      Registration No. 333-37102
                    5 1/4% Convertible Senior Notes due 2010 CUSIP No. 65332VAY9


                           NEXTEL COMMUNICATIONS, INC.

                    PROSPECTUS SUPPLEMENT DATED JUNE 22, 2000
                        TO PROSPECTUS DATED JUNE 16, 2000

       The selling security holders table on pages 18 - 22 of the prospectus is hereby amended to update the information to include the following entities as selling security holders in the prospectus and to list their respective amounts of 5 1/4% convertible senior notes due 2010:

                                                       Convertible Notes                         Common Stock
                                             ----------------------------------------   ----------------------------------
                                             Principal Amount of  Principal Amount of
                                              Convertible Notes    Convertible Notes    Number of Shares  Number of Shares
  Name of Selling Security Holder                  Owned              Offered               Owned            Offered
  -------------------------------                  -----              -------               -----            -------
BP Amoco PLC Master Trust                         3,651,000           3,651,000              -0-               -0-

CALAMOS Convertible Portfolio -
            CALAMOS Advisors  Trust                 110,000             110,000              -0-               -0-

Cova Bond Debenture Fund                            700,000             700,000              -0-               -0-

Estate of James Campbell                          1,208,000           1,208,000              -0-               -0-

Fuji U.S. Income Open                               350,000             350,000              -0-               -0-

Gala Offshore Master Fund Ltd.                  200,000,000         200,000,000              -0-               -0-

Granville Capital Corporation                    31,000,000          31,000,000              -0-               -0-

Highbridge International LLC                     69,400,000          69,400,000              -0-               -0-

Hotel Union & Hotel Industry of Hawaii            1,053,000           1,053,000              -0-               -0-

ITG Inc.                                            231,000             231,000              -0-               -0-

Jefferies & Company Inc.                             23,000              23,000              -0-               -0-

Lord Abbett Bond Debenture Fund                   7,000,000           7,000,000              -0-               -0-

Manuel Dupkin II Ed & Char Tr A                     500,000             500,000              -0-               -0-

Manuel Dupkin II Ed & Char Tr B                     300,000             300,000              -0-               -0-

New York Life Insurance Company (NYLIC)          22,000,000          22,000,000              -0-               -0-

New York Life Insurance and Annuity
Corporation (NYLIAC)                              2,000,000           2,000,000              -0-               -0-

PGEP IV, LLC                                        256,000             256,000              -0-               -0-

Rothschild Charitable Foundation                     40,000              40,000              -0-               -0-

Rothschild, Cory L                                   10,000              10,000              -0-               -0-

Sally P. Thanhouser Trust Dated 4/16/99              25,000              25,000              -0-               -0-

Stanford Z. Rothschild, Jr. IRA                      50,000              50,000              -0-               -0-

TQA Master Fund                                   2,325,000           2,325,000              -0-               -0-

TQA Master Plus Fund                              2,640,000           2,640,000              -0-               -0-

Tracor Inc. Employees Retirement Plan               377,000             377,000              -0-               -0-

UBS Warburg LLC                                   1,000,000           1,000,000              -0-               -0-

Viacom Inc. Pension Plan Master Trust               151,000             151,000              -0-               -0-

Zurich NFR Master Fund                               60,000              60,000              -0-               -0-